Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 37 to the Registration Statement on Form N–1A of Fidelity Commonwealth Trust II: Fidelity Large Cap Core Enhanced Index Fund, Fidelity Large Cap Value Enhanced Index Fund, Fidelity Large Cap Growth Enhanced Index Fund, Fidelity Mid Cap Enhanced Index Fund, and Fidelity International Enhanced Index Fund of our reports dated October 8, 2020,  relating to the financial statements and financial highlights included in the August 31, 2020 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

October 22, 2020